Exhibit 99.2
Appro International, Inc. and Subsidiary
Unaudited Condensed Consolidated Balance Sheet

September 30,
2012
ASSETS

Current Assets

Cash	$533,907
Accounts receivable, net	12,482,509
Inventories	5,071,392
Deferred costs	3,088,847
Deferred tax assets	888,000
Prepaid expenses and other current assets	805,619
Total current assets	22,870,274

Investments	100,000
Property & equipment, net	335,839
Deferred tax assets	1,478,000
Other assets, net	160,577
TOTAL ASSETS	$24,944,690

LIABILITIES

Current Liabilities
Accounts payable	$4,257,431
Advance from customer	301,950
Accrued expenses and other current liabilities	1,920,475
Warranty liability	361,396
Deferred revenue	5,093,031
Bank notes payable	4,643
Bank line of credit	5,310,000
Total Current Liabilities	17,248,926

Warranty liability	49,733
Deferred revenue	3,632,596
Bank notes payable	17,470
Other liabilities	219,077
TOTAL LIABILITIES	21,167,802

STOCKHOLDERS' EQUITY

Preferred stock	2,400,000
Common stock	2,719,931
Accumulated deficit	(1,343,043)
Total stockholders' equity	3,776,888
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$24,944,690
See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Operations

	Nine Months Ended September 30,
	2011	2012
Sales	$24,686,117	$66,930,222
Cost of sales	19,969,197	53,299,106
Gross Profit	4,716,920	13,631,116

Operating expenses:
Research and development	3,710,773	4,548,297
Sales and marketing	2,098,896	2,896,847
General and administration	2,980,880	3,672,299
Total operating expenses	8,790,549	11,117,443

Net income (loss) from operations	(4,073,629)	2,513,673

Other income (expense):
Interest expense, net	(188,315)	(109,386)
Other income (expense), net	(55,180)	438,281
Total other income (expense)	(243,495)	328,895

Income (loss) before income taxes	(4,317,124)	2,842,568

Income tax benefit (expense)	1,698,000	(1,143,000)

Net income (loss)	$(2,619,124)	$1,699,568
See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Stockholders' Equity

						Total
	Series A preferred		Common stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Equity

Balance at December 31, 2010	625,000	$2,400,000	5,757,500	$2,437,088	$(1,555,642)	$3,281,446
Stock-based compensation	—	—	—	161,000		161,000
Net loss	—	—	—		(2,619,124)	(2,619,124)
Balance at September 30, 2011	625,000	$2,400,000	5,757,500	$2,598,088	$(4,174,766)	$823,322

Balance at December 31, 2011	625,000	$2,400,000	5,757,500	$2,651,552	$(3,042,611)	$2,008,941
Stock-based compensation	—	—	—	68,379		68,379
Net income	—	—	—		1,699,568	1,699,568
Balance at September 30, 2012	625,000	$2,400,000	5,757,500	$2,719,931	$(1,343,043)	$3,776,888

See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2011	2012

Cash flows from operating activities:
Net income (loss)	$(2,619,124)	$1,699,568

Adjustments to reconcile net loss to net cash (used in) provided by
Depreciation and amortization	46,848	104,518
Provision for doubtful accounts	67,852	280
Loss for inventory obsolescence	17,404	—
Provision for warranty reserve	186,234	356,663
Stock-based compensation	161,000	68,379
Deferred income tax (benefit) expense	(1,703,000)	922,000
Changes in operating assets and liabilities:
Accounts Receivable	815,150	(643,775)
Inventory	(2,634,856)	4,173,426
Deferred costs	—	4,080,660
Prepaid expenses and other current liabilities	(57,577)	(45,494)
Other assets	(2,803)	—
Accounts payable	(4,348,672)	(3,785,706)
Advance from customer	5,181,597	(4,741,489)
Accrued expenses and other current liabilities	341,588	1,068,764
Warranty reserve	(172,435)	(246,138)
Deferred revenue	(483,831)	(1,590,495)
Other liabilities	123,770	(37,256)
Net cash (used in) provided by operating activities	(5,080,855)	1,383,905

Cash flows from investing activities:
Purchases of PP&E	(269,141)	(34,430)
Purchases of investments	—	(100,000)
Net cash (used in) provided by investing activities	(269,141)	(134,430)

Cash flows from financing activities:
Increase in capital lease	—	22,113
Net increase (decrease) in bank lines of credit	4,839,000	(1,395,240)
Net cash (used in) provided by financing activities	4,839,000	(1,373,127)

Net increase (decrease) in cash	(510,996)	(123,652)
Cash at beginning of period	1,528,762	657,559

Cash at end of period	$1,017,766	$533,907

Supplemental disclosures of cash flow information:
Cash paid for income taxes	21,603	7,800
Cash paid for interest	188,615	111,280

See accompanying notes to consolidated financial statements.

APPRO INTERNATIONAL, INC.
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
September 30, 2012 and 2011
(unaudited)

(1)	Organization and Line of Business
Appro International, Inc. (the Company or Appro) was incorporated in California in May 1991. The Company is in the business of designing and providing high-performance cluster supercomputing solutions for commercial enterprises in the oil and gas, financial services, manufacturing, as well as government research fields and universities. In October 2008, the Company invested $1,000,000 to establish Appro Korea, Inc. (the Subsidiary or Appro Korea) in South Korea as a wholly owned subsidiary of the Company. The Subsidiary is mainly engaged in engineering, research, and development activities.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and the Subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Interim Financial Statements
The financial information included in the accompanying condensed consolidated financial statements is unaudited and includes all adjustments, consisting of normal recurring adjustments and accruals, considered necessary for a fair presentation in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and footnote disclosures have been condensed or omitted. Operating results and cash flows for the interim periods presented are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2012 or any other interim period.

(c)	Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Significant items subject to such estimates and assumptions include the valuation of inventory, property and equipment, warranty reserve, share-based compensation, and deferred tax assets, and other contingencies.

(d)	Accounts Receivable
Accounts receivable consist primarily of amounts due from customers for the sale of the Company's products and are reported at net realizable value. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The Company reviews the allowance for doubtful accounts quarterly. Past-due balances of 90 days and over are reviewed individually for collection. Account balances are charged off against the allowance for doubtful accounts when management believes it is probable the receivable will not be recovered.

(e)	Inventories
Inventories are goods held for sale in the normal course of business. Inventories are stated at the lower of cost (determined under the first-in, first-out method) or market. The inventory balance is segregated among raw materials, work in process (WIP), and finished goods. Raw materials are low‑level components, which are purchased from vendors; WIP is partially assembled products. Consideration is given to inventory shipped and received near the end of a period, and the transaction is recorded when transfer of title occurs. Management regularly evaluates inventory for obsolescence and adjusts inventories to estimated net realizable value based on inventory that is obsolete or in excess of current demand. During the nine months ended September 30, 2012 and 2011, the Company wrote down its inventories for their obsolescence in the amount of $1.4 million and $17,404.

(f)	Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for additions and major improvements are capitalized; maintenance and repairs are expensed as incurred. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally four to seven years for equipment and furniture and fixtures, three years for computer hardware, and one year for engineering computer parts. Leasehold improvements are amortized over the shorter of the lease term or the remaining useful economic life. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is credited or charged to income.

(g)	Impairment of Long‑Lived Assets
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company evaluates the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This evaluation is performed based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the related asset. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, as measured by the difference between the carrying value and the estimated fair value of the assets determined using the best information available. Based on the impairment analysis in 2012, no impairment loss was recognized.

(h)	Warranty
The Company provides standard warranties with the sale of products, generally for up to two years from the date of shipment. The Company quantifies and records an estimate for warranty-related costs based on the Company's actual history, projected returns and failure rates, and current repair costs. A summary of changes in the Company's accrued warranty liability at September 30, 2012 is as follows:

Warranty liability at beginning of the period	$300,604
Accruals for warranty during the period	356,663
Warranty utilization	(246,138)
Warranty liability at end of the period	$411,129

(i)	Revenue Recognition
The Company recognizes revenue when persuasive evidence of sales arrangement exists, delivery has occurred or services have been rendered, the buyer's price is fixed or determinable, and collectibility is reasonably assured.
Occasionally, the Company enters into agreements to provide multiple deliverables, generally for large-scale hardware solutions including hardware, installation services, and support and maintenance. The Company allocates fees attributable to each element into units of accounting in accordance with FASB ASC Subtopic 605-25, Revenue Recognition - Multiple-Element Arrangements. To the extent that separability criteria are met, there is stand‑alone value for the delivered elements and reliable and objective evidence of the fair value (third-party selling price) of undelivered elements exists. Using these criteria, hardware and installation services are treated as one unit of accounting and recognized upon customer acceptance of the related deliverable. Support and maintenance are considered a separate unit of accounting and deferred based upon their fair value and recognized ratably over the support period. The costs of hardware and installation services are recognized upon revenue recognition. The cost of support and maintenance is recognized ratably over the supporting period.

(j)	Stock-Based Compensation
The Company has stock option plans under which incentive and nonqualified stock options are granted primarily to employees. The Company has applied FASB ASC Topic 718, Compensation - Stock Compensation, which requires measurement of the cost of employee services received in exchange for all equity awards granted based on the fair market value of the award on the grant date. Under this standard, the fair value of each employee stock option is estimated using an option pricing model. The Company utilizes the Black-Scholes option pricing model to estimate the fair value of its stock-based compensation expense. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate, and expected dividends.
Stock-based compensation expense recognized in the Company's consolidated financial statements is based on awards that are expected to vest. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company evaluates the assumptions used to value stock awards when such awards are granted and evaluates forfeiture rate estimates on an annual basis.

(k)	Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalty relating to income tax positions, if any, are recorded in interest expense and operating expenses, respectively.

(l)	Research and Product Development
Research and product development costs are expensed as incurred.

(m)	Advertising Expense
The Company expenses advertising costs as incurred. Advertising expense for the nine month periods ended September 30, 2012 and 2011 was $146,670 and $152,560, respectively.

(n)	Concentrations of Credit Risk
Financial instruments subjecting the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with major financial institutions. At times, such balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits. However, the Company does not anticipate any loss on excess deposits. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States. The Company extends differing levels of credit to customers and generally does not require collateral. The Company currently relies on a limited number of suppliers to manufacture its products and does not have long‑term contracts with any of these suppliers.

(3)	Accounts Receivable, Net
Accounts receivable consist of the following as of September 30, 2012:

Accounts receivable	$12,496,013
Allowance for doubtful accounts	(13,504)
Accounts receivable, net	$12,482,509

(4)	Inventories
Inventories consist of the following as September 30, 2012:

Finished goods	$684,992
Work in process	30,889
Raw materials	4,355,511
Inventories	$5,071,392

(5)	Property and Equipment, Net
Property and equipment consist of the following as of September 30, 2012:

Equipment	$563,295
Furniture and fixtures	85,397
Computers and computer parts	341,398
Leasehold improvements	2,987
Less accumulated depreciation and amortization	(657,238)
Property and equipment, net	$335,839
Depreciation expense from the Company's property and equipment was $104,518 and $46,848 for the nine month periods ended September 30, 2012 and 2011, respectively.

(6)	Income Taxes
Income tax (benefit) expense for the periods ended September 30, 2011 and 2012 consisted of the following:

	2011
	Current	Deferred	Total
Federal	$1,000	$(1,250,000)	$(1,249,000)
State	4,000	(453,000)	(449,000)
Total	$5,000	$(1,703,000)	$(1,698,000)

	2012
	Current	Deferred	Total
Federal	$186,000	$786,000	$972,000
State	35,000	136,000	171,000
Total	$221,000	$922,000	$1,143,000
The net effective income tax rate differed from the federal statutory income tax rate as follows:

	2011	2012
Statutory federal income tax rate	$34.0%	$34.0%
State income tax rate, net of federal benefit	5.5%	4.0%
R&D credit	3.0%	—%
Stock-based compensation	(1.0)%	1.9%
Meals and entertainment	(0.4)%	0.7%
Others	(1.8)%	(0.4)%
Total	$39.3%	$40.2%
The primary components of temporary differences that gave rise to deferred taxes were as follows:

2012
Deferred tax assets:
Net operating loss carryforwards	$64,000
Inventory obsolescence	392,000
Inventory capitalization	123,000
Allowance for doubtful accounts	5,000
R&D tax credits	503,000
Accrued expenses and other liabilities	355,000
Sale of extended warranties	683,000
Depreciation and amortization	116,000
Other deferred tax assets	125,000
Net deferred tax assets	$2,366,000

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers historical operating results, the projected future taxable income, and tax planning strategies in making this assessment. Based upon such consideration, a valuation allowance against deferred tax assets at September 30, 2012 was not considered necessary because it is more likely than not the deferred tax asset will be fully realized.
At September 30, 2012, the Company had net operating loss carryforwards of approximately $1 million for state income tax purposes to offset future state taxable income, if any, through 2032.
For years before 2008, the Company is no longer subject to U.S. federal or state income tax examinations.
The Company has unrecognized tax benefits totaling approximately $192,000 as of September 30, 2012, which was accounted for in the balance of the income tax payable and deferred tax accounts. There was no change in balances from the prior period.

(7)	Bank Lines of Credit
Bank lines of credit at September 30 are summarized as follows:

2012
Line of credit with a maximum amount of $4,000,000, bearing interest at Wall Street Journal Prime Rate plus 1.25% with floor rate of 5%, maturing in January 2013, guaranteed by the Company's Chief Executive Officer (CEO)	$3,850,000
Line of credit with a maximum amount of $5,000,000, bearing interest at Wall Street Journal Prime Rate plus 1.5% with floor rate of 6%, maturing in January 2013, guaranteed by the Company's Chief Executive Officer (CEO)	1,460,000
$5,310,000

As of and during the nine month period ended September 30, 2011, the Company violated certain financial covenants. However, the Company subsequently obtained waivers from the lender for the covenant violations.

(8)	Commitments and Contingencies

(a)	Operating Leases
The Company leases its Milpitas facilities and Houston office under A noncancelable operating lease agreement that expire through October 31, 2013. Rent expense for the nine month periods ended September 30, 2012 and 2011 was approximately $174,000.
The following is a schedule of the future minimum payments for operating leases with remaining terms in excess of one year as of September 30, 2012:

Operating leases
Period ending September 30:
2013	$292,282
$292,282

(b)	Other Contingencies
From time to time, the Company may become involved in legal proceedings and claims, which arise in the normal course of business. Management does not believe that the outcome of outstanding matters will have a material effect on the Company's consolidated financial statements.

(9)	Stockholders' Equity

(a)	Convertible Series A Preferred Stock
The Company has authorized 1,982,360 shares of preferred stock, of which 732,360 shares were designated as Series A preferred stock (the Series A Preferred).
Significant terms of the Series A Preferred are as follows:

•
Each share of Series A Preferred is convertible, at the option of the holder, at any time after the date of issuance, into shares of common stock on a one-for-one basis, subject to adjustment in certain instances, at the option of the stockholder. The Series A Preferred are convertible at $4.00 per share, subject to adjustment. Such shares will be converted automatically upon the sale of the Company's common stock pursuant to a Registration Statement under the Securities Act of 1933 meeting certain criteria or the affirmative vote of the stockholders of a majority of shares of preferred stock outstanding at the time of such vote.

•	Each share of convertible preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

•
Stockholders are entitled to noncumulative dividends as declared by the board of directors out of any assets legally available prior to, and in preference to, any declaration or payment of any dividend on the common stock. The dividend rate for the Series A Preferred per share per annum is $0.20. No dividends have been declared as of September 30, 2012.

•
In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, each stockholder of a share of Series A Preferred shall be entitled to receive, prior to, and in preference to, any distribution of any of the assets or property of the Company to the stockholders of the common stock, by reason of their ownership thereof, an amount per share equal to $4.00 for each outstanding share of Series A Preferred plus all declared and unpaid dividends with respect to such shares. If the assets or property to be distributed are insufficient to permit the payment to holders of the Series A Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series A Preferred. After setting apart for payment to the holders of the Series A Preferred of the Series A liquidation preference and any other distribution that may be required with respect to the Series A Preferred, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the then holders of outstanding shares of common stock.

(b)	Warrants
In November 2001, in connection with the renegotiation of its lease, the Company issued a warrant to its landlord to purchase a variable number of Series B Preferred shares at a purchase price to be determined by certain elections under the lease restructuring agreement. In August of 2003, upon further restructuring of the Company's lease, the terms of the warrant were amended such that the purchase price and the number of shares subject to warrant were fixed at $3.92 and 107,360, respectively. The warrants, as amended, expired in November 2011.

(c)	Stock Options
The Company adopted a Stock Option Plan (the Plan) in 2000 for the grant of options to purchase shares of common stock to employees, consultants, and directors of the Company. Under the Plan, the Company could issue up to 2,000,000 shares of common stock. The options are based upon a vesting schedule structured by the board of directors, except that fifty percent (50%) of any exercisable or unvested portion of outstanding options will become exercisable and vested in the event of a change of control of the Company. Under the Plan, the exercise price for an incentive stock option and nonstatutory stock option will not be less than 100% and 85%, respectively, of the fair market value of the Company's common stock on the grant date as determined by the board of directors. Likewise, no option granted to a 10% owner optionee will have an exercise price per share less than 110%. Options expire as determined by the board of directors, but not more than 10 years after the grant date. No incentive stock option granted to a 10% owner optionee will be exercisable after the expiration of five years after the effective date of the grant. In addition, no option will become exercisable at a rate less than 20% per year over a period of five years from the effective date of grant, subject to the optionee's continued service.

As of September 30, 2012, there were 2,000,000 shares authorized under the Company's stock option plan, of which 524,831 shares were available under the current option plan for future grants.
Option activity under the Plan is summarized as follows:

	Number of shares	Exercise price per share	Weighted average exercise price	Average remaining contractual life (in years)

Outstanding at January 1, 2011	1,613,994	$—	1.02	6.53

Granted	134,000	1.06	1.06
Forfeited	(15,000)	0.40	0.40
Forfeited	(22,000)	1.06	1.06

Outstanding at September 30, 2011	1,710,994	—	1.03	5.81

Outstanding at December 31, 2011	1,710,994	—	1.03	5.81

Granted	—
Forfeited	(78,825)	0.4	0.40
Forfeited	(22,000)	1.79	1.79
Forfeited	(82,784)	1.06	1.06

Outstanding at September 30, 2012	1,527,385	—	1.05	5.03

The following table summarizes information with respect to stock options outstanding at September 30, 2012:

Number outstanding	Weighted average remaining contractual life (in years)	Number exercisable	Exercise price
463,050	1.76	463,050	$0.40
118,000	3.27	118,000	0.90
423,000	5.27	423,000	1.79
523,335	8.12	293,043	1.06
1,527,385	5.03	1,297,093	1.05

(d)	Stock‑Based Compensation
During the nine months ended September 30, 2011, the Company granted stock options to employees to purchase 134,000 shares of common stock, respectively, with a grant-date fair value per option of $0.68 per share. No stock options were granted during the nine months ended September 30, 2012. As of September 30, 2012, there were total unrecognized compensation costs of $260,032 related to these stock options. These costs are expected to be recognized over a period of approximately four years.

The fair value of employee stock options was estimated using the following assumptions for the nine month period ended September 30, 2011:

Expected term (in years)	6.25
Expected volatility	71.0%
Risk-free rate	1.1%
Dividend yield	—
Forfeitures	11.0%

The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in ASC Topic 718, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post‑vesting employment termination behavior. The expected stock price volatility assumptions for the Company's stock options for the nine month period ended September 30, 2011 were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company's common stock. The risk‑free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company's stock options. The expected dividend assumption is based on the Company's history and expectation of dividend payouts. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

(10)	401(k) Plan
The Company had a 401(k) tax deferred savings plan under which eligible employees could elect to have a portion of their salary deferred and contributed to the plan. Employer matching contributions are determined by the board of directors and are discretionary. There were no employer matching contributions in the nine months ended September 30, 2011 or 2012.